Exhibit 10.1

STANCORP FINANCIAL GROUP, INC.

DEFERRED COMPENSATION PLAN FOR SENIOR OFFICERS

FIRST AMENDMENT

WHEREAS, StanCorp Financial Group, Inc. (“the Employer”) has adopted the StanCorp Financial Group, Inc. Deferred Compensation Plan for Senior Officers (“the Plan”) which became effective January 1, 1976, and which was most recently restated effective January 1, 2008; and

WHEREAS, the Employer has the authority to amend the Plan pursuant to Section 6.03 of the Plan; and

WHEREAS, the Employer desires to amend the Plan to allow designated officers to participate during the Plan Year in which they are hired;

NOW, THEREFORE, the Plan is amended to read as set forth on the attached page, which is incorporated herein by reference as follows:

ARTICLE II	PARTICIPATION
Section 2.01(c)	Specified Employees/Contractors by name, job title or classification

This Amendment shall be effective November 1, 2008.

STANCORP FINANCIAL GROUP, INC.

By:

(Signature)
(Print or Type Name)

Title:

Date Signed:

☐	(b) Year of continuous service. To receive credit for one Year of Service, the Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the Participant’s entire Taxable Year.

☐	(c) Service on any day. To receive credit for one Year of Service, the Participant only need be employed by the Employer (or render contract service to the Employer) on any day of the Participant’s Taxable Year.

☐	(d) Pre-Plan service. The Employer will treat service before the Plan’s Effective Date for determining Years of Service as follows (choose one of (i) or (ii)):

☐ (i) Include.

☐ (ii) Disregard.

☒	(e) (Specify): Years of Service shall be credited pursuant to the same rules as are used to determine vesting under The Standard 401(k) Plan.

ARTICLE II

PARTICIPATION

2.01 Participant Designation. The Employer designates the following Employees or Contractors as Participants in the Plan (choose one of (a), (b) or (c)):

☐	(a) All top-hat Employees. All Employees whom the Employer from time to time designates in writing as part of a select group of management or highly compensated employees.

☐	(b) All Employees with maximum qualified plan additions or benefits. All Employees who have reached or will reach their limit under Code §§415(b) or (c) in the Employer’s qualified plan for the Taxable Year or for the 415 limitation year ending in the Taxable Year.

☒    (c)    Specified Employees/Contractors by name, job title or classification: The Chief Executive Officer and any officer of the Employer who is designated by the Chief Executive Officer shall be eligible to participate. The Chief Executive Officer shall be eligible for all contribution sources. Prior to each Plan Year, the Chief Executive Officer shall specify which officers are eligible to participate and the contribution sources for which they are eligible. These designations shall be attached as Exhibit A. The Chief Executive Officer may also designate an officer who is hired during a Plan Year to be eligible to participate during the Plan Year of hire according to the provisions of Section 2.02(B)(2).

2.02 Elective Deferrals. Elective Deferrals by Participants are (choose one of (a), (b) or (c)):

☒	(a) Permitted. Participants may make Elective Deferrals.

☐	(b) Not permitted. Participants may not make Elective Deferrals.

☐	(c) Frozen Elective Deferrals. The Plan does not permit Elective Deferrals as of: .

2.02(A) Amount limitation/conditions. A Participant’s Elective Deferrals for a Taxable Year are subject to the following amount limitation(s) or other conditions (choose (a) or choose at least one of (b) – (d)):

☐     (a)    No limitation.

☒     (b)    Maximum Elective Deferral amount: Participants may not defer more than 50% of their Compensation for the Plan Year.

☒    (c)    Minimum Elective Deferral amount: Participants may defer a whole number percentage of Compensation for that Plan Year that is not less than two percent.